Exhibit 10.1
CENTERPOINT ENERGY 2005 DEFERRED COMPENSATION PLAN
(As Amended and Restated Effective January 1, 2009)

Third Amendment
WHEREAS, CenterPoint Energy, Inc., a Texas corporation (the “Company”), maintains the CenterPoint Energy 2005 Deferred Compensation Plan, as amended and restated effective January 1, 2009 (the “Plan”);
WHEREAS, the Company desires to amend the Plan in certain respects;
NOW, THEREFORE, the Company, having reserved the right under Section 7.1 thereof to amend the Plan, does hereby amend the Plan, effective as of October 1, 2023, as follows:
1.A new Section 7.8 shall be added to the Plan to read as follows:

“7.8    Clawback or Recoupment. Notwithstanding any other provision in this Plan, Compensation deferred under the Plan, including any interest credited thereon, shall be subject to clawback, recovery or recoupment by the Company under any clawback or recoupment policy adopted by the Company, whether before or after distribution under the Plan.”

IN WITNESS WHEREOF, CenterPoint Energy, Inc. has executed these presents as evidenced by the signature of its officer affixed hereto, this 28th day of September, 2023, but effective as set forth above.

CENTERPOINT ENERGY, INC. By: /s/ David J. Lesar David J. Lesar Chief Executive Officer
ATTEST:
/s/ Vincent A. Mercaldi
Vincent A. Mercaldi
Assistant Corporate Secretary
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